UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 5, 2016

Ring Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36057	90-0406406
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 West Wall St. 3rd Floor Midland, TX	79702
(Address of principal executive offices)	(Zip Code)

(432) 682-7464

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On December 6, 2016, Ring Energy, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with SunTrust Robinson Humphrey, Inc. and Seaport Global Securities LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), providing for the offer and sale in a firm commitment offering of 6,525,000 shares (“Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a public offering price of $11.50 per share of Common Stock. Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to 978,750 additional shares of Common Stock (the “Additional Shares”) at the same price.

The offer and sale of the Common Stock is registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-3 (File No. 333-200324), which was declared effective by the Securities and Exchange Commission (the “SEC”) on December 3, 2014, and an additional registration statement on Form S-3 (333-214916) filed pursuant to Rule 462(b) under the Securities Act on December 6, 2016 to register an additional amount of Shares. A preliminary prospectus supplement was filed with the SEC on December 5, 2016, and a final prospectus supplement was filed with the SEC on December 7, 2016 (collectively, the “Prospectus”). The Company expects the sale of Shares to close on or about December 9, 2016.

The Company intends to use the net proceeds from this offering of approximately $71 million to fund our 2017 capital expenditure budget, repay indebtedness outstanding under our revolving credit facility and for other corporate purposes.

In the Underwriting Agreement, the Company agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

Certain of the Underwriters and their respective affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial banking, and investment banking services for the Company in the ordinary course of business for which they have received and would receive customary compensation. Affiliates of SunTrust Robinson Humphrey, Inc., one of the bookrunners for this offering and affiliates of certain co-managers for this offering are lenders under our revolving credit facility, and they may receive a portion of the net proceeds of this offering in connection with the repayment of amounts under such credit agreement.

The foregoing description of the Underwriting Agreement is qualified by reference to the complete document, which is filed as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference.

Section 7 — Regulation FD

Item 7.01. Regulation FD Disclosure.

On December 9, 2016, the Company issued a press release announcing that it had closed the offering of the Shares. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information set forth in the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

In connection with the offering, the Company is filing a legal opinion of Dickinson Wright PLLC, attached as Exhibit 5.1 to this Current Report on Form 8-K, to incorporate such opinion by reference into the Shelf Registration Statement and Prospectus.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Title of Document

1.1	Underwriting Agreement dated as of December 6, 2016, among Ring Energy, Inc. and SunTrust Robinson Humphrey, Inc. and Seaport Global Securities LLC, as representatives of the several underwriters named therein.

5.1	Opinion of Dickinson Wright PLLC.

23.1	Consent of Dickinson Wright PLLC (included in Exhibit 5.1 hereto).

99.1	Press release dated December 9, 2016, announcing the closing of the offering.

* Pursuant to Item 6.01(b)(2) of Regulation S-K, the Company has omitted certain exhibits to the Underwriting Agreement. The Company agrees to furnish by supplement a copy of any omitted exhibit upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ring Energy, Inc.

Date: December 9, 2016	By:	/s/ William R. Broaddrick
William R. Broaddrick
Chief Financial Officer